Editorial Contact: Investor Relations Contact:

Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Ryan Bright Shelton Group (972) 239-5119, ext. 159

CONEXANT TO SELL BROADBAND MEDIA PROCESSING PRODUCT LINES TO NXP SEMICONDUCTORS

Transaction Expected to Close within 60 Days; Focus for Continuing Company Will Include PC and
Consumer Audio and Video, DSL Gateways, and VDSL2

NEWPORT BEACH, Calif., April 29, 2008 – Conexant Systems, Inc. (NASDAQ: CNXT) today announced that it has signed a definitive agreement to sell its Broadband Media Processing product lines to NXP Semiconductors in a transaction valued at up to $145 million. Conexant’s Broadband Media Processing business provides solutions for satellite, cable, terrestrial, and IPTV set-top box applications. Under the terms of the agreement, Conexant will receive $110 million in cash, and up to $35 million in an “earn-out” fee, contingent upon the achievement of certain milestones over the next two years. The transaction is subject to customary closing conditions and regulatory approvals, and is expected to close within the next 60 days.

“Over the years, the Conexant team has successfully developed complex solutions for a variety of set-top box applications,” said Scott Mercer, Conexant’s chief executive officer. “NXP has a long history in consumer electronics, and they possess the scale, skill-sets, and resources required to maintain and expand the positions we established. I am convinced that the combined team will attain an even higher level of success as they continue to deliver innovative, cost-effective set-top box solutions to customers worldwide.

“Divesting our Broadband Media Processing product lines also represents a major step in our continuing effort to restructure our company’s business model and cost structure,” Mercer said. “As we get closer to completing the transaction, we plan to provide additional information on the financial performance we expect from our continuing company.”

Approximately 700 Conexant employees at locations in the United States, Europe, Israel, Asia-Pacific, and Japan will transfer to NXP and join the company’s Home Business Unit when the transaction closes. At that time, Conexant’s ongoing businesses will consist of Imaging and PC Media, and Broadband Access. The total available market addressed by these product lines is greater than $3 billion today and expected to grow over the next three years.

About Conexant’s Imaging and PC Media Product Lines

Conexant’s Imaging and PC Media team is focused on delivering solutions for PC, audio, video, and digital imaging applications, as well as analog modems that enable cost-effective Internet access connectivity.  The business is characterized by a comprehensive technology portfolio, extensive software expertise, an in-depth understanding of analog and mixed-signal design, and longstanding customer relationships with PC, printer, and facsimile manufacturers worldwide.  The company is leveraging these strengths and its industry-leading market positions to capitalize on growth opportunities in PC audio and video applications, and expand into new and adjacent high-volume consumer markets.

High-quality audio and video are becoming increasingly important features in a variety of consumer products, driven by the growing availability of downloadable music and video, and the proliferation of voice-over-IP (VoIP) telephony.  In the audio segment, the company is applying its expertise in voice-processing technology and its comprehensive IP portfolio to deliver technical innovations that dramatically improve audio quality in PCs and related peripherals that include iPod/MP3 docking systems, speakers, multimedia LCD displays, and speakerphones.

Conexant is using its extensive video knowledge to provide advanced solutions for standard- and high-definition video applications that include PCTV.  In addition, the company is addressing new market opportunities such as mobility TV, and the rapidly growing video surveillance and security segment.

In the fax and printer digital imaging sector, Conexant is strengthening its leading market positions by delivering new “turnkey” solutions that reduce costs and increase functionality and performance.  The company has also expanded its total addressable market by delivering new system-on-chip (SoC) solutions to meet the growing demand for multifunction printers (MFPs) with print, copy, and scan functionality.

About Conexant’s Broadband Access Product Lines

Conexant’s Broadband Access group is a leading provider of digital subscriber line (DSL) client-side and central office SoC solutions. The company has a proven track record of delivering technical innovations based on the industry’s most advanced technology standards, and is leveraging its expertise and established customer base to further solidify its market-leading positions in the broadband access marketplace.

DSL is currently the most prevalent high-speed Internet access technology, and subscriber rates continue to grow, fueled by consumer demand for high-speed “triple-play” voice, video and data services. To meet this need, Conexant has applied its extensive knowledge of broadband-access technologies to deliver a family of end-to-end solutions based on VDSL2, the industry’s most advanced technology. These solutions are now being evaluated and deployed by service providers rolling out advanced networks worldwide.

Conexant has also established a leadership position in ADSL2plus gateways with integrated wireless networking and VoIP functionality, which is the industry’s fastest-growing market segment.  The company was the first to offer a family of integrated client-side gateway solutions to address this opportunity. Demand for these products has increased significantly from equipment vendors in North America, Europe, and Asia.

The company is also investing in next-generation passive optical networking (PON) technology. Operators worldwide are planning to use PON to improve their ability to deliver bandwidth-intensive services such as video-on-demand, and provide a high-speed “last mile” broadband connection to homes and businesses.

Conference Call Today

Financial analysts, members of the media, and the public are invited to participate in a conference call that will take place today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time. Scott Mercer, chief executive officer, Christian Scherp, president, and Karen Roscher, senior vice president and chief financial officer, will discuss second fiscal quarter financial results, the company’s third-quarter outlook, and the transaction involving the company’s Broadband Media Processing product lines.

To listen to the conference call via telephone, dial 866-650-4882 (in the US and Canada) or 706-679-7338 (from other international locations); security code: Conexant. To listen via the Internet, visit the Investor Relations section of Conexant’s Web site at www.conexant.com/ir. Playback of the conference call will be available shortly after the call concludes and will be accessible on Conexant’s Web site at www.conexant.com/ir or by calling 800-642-1687 (in the US and Canada) or 706-645-9291 (from other international locations); pass code: 39978883.

About Conexant

Conexant’s comprehensive portfolio of innovative semiconductor solutions includes products for Internet connectivity, digital imaging, and media processing applications. Conexant is a fabless semiconductor company that recorded revenues of $809 million in fiscal year 2007. The company is headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.

These risks and uncertainties include, but are not limited to: pricing pressures and other competitive factors; our ability to timely develop and implement new technologies and to obtain protection for the related intellectual property; the cyclical nature of the semiconductor industry and the markets addressed by our products and our customers’ products; volatility in the technology sector and the semiconductor industry; our successful development of new products; the timing of our new product introductions and our product quality; demand for and market acceptance of our new and existing products; our ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; changes in our product mix; product obsolescence; the ability of our customers to manage inventory; the risk that capital needed for our business and to repay our indebtedness will not be available when needed; the risk that the value of our common stock may be adversely affected by market volatility; the substantial losses we have incurred; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; general economic and political conditions and conditions in the markets we address; and possible disruptions in commerce related to terrorist activity or armed conflict, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.

The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

###

Conexant is a registered trademark of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.